Exhibit 99.1

Contact:	Patrick J. Sullivan, Chairman, President, & CEO
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 978-266-3010
www.cytyc.com

David Walsey
Media: Greg Tiberend
The Ruth Group: 646-536-7029

Shanti Skiffington/Wendy Williams
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC ANNOUNCES IMPLEMENTATION OF THINPREP IMAGING SYSTEM AT PACIFIC RIM

PATHOLOGY LABORATORY

Boxborough, MA, March 9, 2004 – Cytyc Corporation (Nasdaq: CYTC) today announced that Pacific Rim Pathology Laboratory in San Diego, California, has implemented the ThinPrep® Imaging System. Pacific Rim has been offering the ThinPrep® Pap Test since November 2000, processing approximately 80,000 Pap tests per year.

“Pacific Rim Pathology Laboratory is committed to providing our patients with the best new technology to detect early cervical disease and the ThinPrep Imaging System enables us to do that,” said Dr. Wayne Muller, Medical Director of Cytopathology. “Using the ThinPrep Imaging System offers significant improvements over previous screening technologies. Making liquid-based technology the standard in our practice was simply the right thing to do.”

Patrick J. Sullivan, Cytyc’s chairman, chief executive officer, and president, stated, “We are pleased with the ongoing market acceptance of the ThinPrep Imaging System. We are focused on making Imaging-Directed Cytology the standard of care for cervical cancer screening.” Mr. Sullivan continued, “To date, we have agreements in place for more than 50 ThinPrep Imaging Systems on a worldwide basis.”

The ThinPrep Imaging System is the first fully integrated, interactive computer system that assists cytotechnologists and pathologists in the primary screening and diagnosis of ThinPrep Pap Test slides. The ThinPrep Imaging System combines revolutionary imaging technology with human interpretive expertise to improve cervical cancer screening efficiency and performance.

Cytyc Corporation designs, develops, manufactures, and markets the ThinPrep® System for use in medical diagnostic applications primarily focused on women’s health. The ThinPrep System is widely used for cervical cancer screening and is the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC.

Cytyc, ThinPrep, and FirstCyte are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s financial condition, operating results and future economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2003 Annual Report on Form 10-K filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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